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                                                                   EXHIBIT 10.11

                        AMERICAN HEALTH PROPERTIES, INC.
                           1999 EQUITY INCENTIVE PLAN
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                        AMERICAN HEALTH PROPERTIES, INC.
                           1999 EQUITY INCENTIVE PLAN
                               TABLE OF CONTENTS

                                                                   PAGE
                                                                   ----
 1.  Introduction................................................  A-1
 2.  Definitions.................................................  A-1
 3.  Plan Administration.........................................  A-4
 4.  Stock Subject to the Plan...................................  A-4
 5.  Participation...............................................  A-6
 6.  Stock Options...............................................  A-7
 7.  Restricted Stock............................................  A-8
 8.  Performance Shares and Performance Units....................  A-8
 9.  Stock Appreciation Rights...................................  A-9
10.  Awards under Other Plans of the Company.....................  A-10
11.  Dividend and Dividend Equivalent Rights.....................  A-10
12.  Stockholder Privileges......................................  A-10
13.  Rights of Employees.........................................  A-10
14.  General Restrictions........................................  A-11
15.  Other Employee Benefits.....................................  A-11
16.  Plan Amendment, Modification and Termination................  A-11
17.  Withholding.................................................  A-12
18.  Brokerage Arrangements......................................  A-12
19.  Nonexclusivity of the Plan..................................  A-13
20.  Requirements of Law.........................................  A-13
21.  Duration of the Plan........................................  A-14

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                        AMERICAN HEALTH PROPERTIES, INC.
                           1999 EQUITY INCENTIVE PLAN

                      Adopted by the Board: April 15, 1999
                  Approved by the Stockholders: June 11, 1999

                             ---------------------

                                   ARTICLE 1

                                  INTRODUCTION

     1.1 Establishment. American Health Properties, Inc., a Delaware corporation, hereby establishes the American Health Properties, Inc. 1999 Equity Incentive Plan (the "Plan") for certain key employees, directors and consultants of the Company. The Plan supersedes and replaces all other Prior Plans of the Company.

     1.2 Purposes. The purpose of the Plan is to provide a means by which selected Employees, Directors and Consultants of the Company may be given an opportunity to benefit from increases in value of the stock of the Company through the granting of stock-based compensation. The Company, by means of the Plan, seeks to retain the services of persons who are now Employees or Directors of, or Consultants to, the Company, to secure and retain the services of new Employees, Directors and Consultants, and to provide incentives to such persons to exert maximum efforts for the success of the Company.

                                   ARTICLE 2

                                  DEFINITIONS

     2.1 Definitions. The following terms shall have the meanings set forth below:

          (a) "Affiliated Company" means any corporation or other entity (including but not limited to a partnership) that is affiliated with American Health Properties, Inc. through stock ownership or otherwise and is treated as a common employer under the provisions of Sections 414(b) and
     (c) of the Internal Revenue Code.

          (b) "Award" means a grant made under this Plan.

          (c) "Board" means the Board of Directors of the Company.

          (d) "Committee" means a committee consisting of at least two members of the Board who are empowered hereunder to take actions in the administration of the Plan. The Committee shall be comprised of two or more Eligible Directors. Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board.

          (e) "Company" means, except where the context otherwise requires, American Health Properties, Inc. together with its Affiliated Companies.

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          (f) "Consultant" means any person, including an advisor, engaged by the Company to render consulting services and who is compensated for such services, provided that the term "Consultant" shall not include Directors who are paid only a director's fee by the Company or who are not compensated by the Company for their services as Directors.

          (g) "Director" means an employee or non-employee member of the Board.

          (h) "Dividend Equivalent Right" means an Award made pursuant to
     Article 11 of a dividend or dividend equivalent right.

          (i) "Effective Date" means the effective date of the Plan, June 12, 1999, such date being the day following the date on which the Plan is approved by the Company's shareholders.

          (j) "Eligible Director" means a member of the Board who qualifies as a "non-employee director" under Rule 16b-3(d)(1) promulgated under the Exchange Act, as such may be amended from time to time, and as an "outside director" as defined in Treas. Reg. sec. 1.162-27 under the Internal Revenue Code.

          (k) "Employee" means any full-time employee (including, without limitation, officers and directors who are also employees) of the Company or any Affiliated Company or any division thereof, whose judgment, initiative and efforts are, or will be, important to the successful conduct of the Company's business. Neither service as a Director nor payment of a director's fee by the Company shall be sufficient to constitute employment by the Company.

          (l) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (m) "Fair Market Value" means, for valuing an Award, the closing sale price of the Stock as quoted on The New York Stock Exchange on the day of the Award and, for valuation for any other purpose, on the day of determination.

          (n) "Incentive Stock Option" means any Option designated as such and granted in accordance with the requirements of Section 422 of the Internal Revenue Code and the regulations promulgated thereunder, or any successor provision providing for substantially similar taxation of the grant and exercise of employee stock options.

          (o) "Internal Revenue Code" means the Internal Revenue Code of 1986, as it may be amended from time to time.

          (p) "Non-Statutory Option" means any Option other than an Incentive Stock Option.

          (q) "Option" means a right to purchase Stock at a stated price for a specified period of time pursuant to the Plan.

          (r) "Option Agreement" means a written agreement between the Company and Optionee evidencing the terms and conditions of an individual Option grant.

          (s) "Optionee" means a Participant who holds an outstanding Option.

          (t) "Option Price" means the price at which shares of Stock subject to an Option may be purchased.

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          (u) "Participant" means an Employee, Director or Consultant to the
     Company designated by the Committee from time to time during the term of the Plan to receive one or more Awards under the Plan.

          (v) "Performance Cycle" means the period of time as specified by the Committee over which Performance Shares or Performance Units are to be earned.

          (w) "Performance Shares" means an Award denominated in Shares made pursuant to Article 8 that entitles a Participant to receive Shares, their cash equivalent or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (x) "Performance Units" means an Award denominated in cash-value units made pursuant to Article 8 that entitles a Participant to receive cash, Stock or a combination thereof based on the achievement of performance targets during a Performance Cycle.

          (y) "Plan" means this 1999 Equity Incentive Plan.

          (z) "Prior Plans" means, collectively, the Company's (a) 1990 Stock Incentive Plan, (b) 1994 Stock Incentive Plan, and (c) Nonqualified Stock Option Plan for Nonemployee Directors.

          (aa) "Re-Load Option" means a new Option in the event an Optionee exercises an Option evidenced by an Option Agreement, in whole or in part, by surrendering other shares of Stock upon such exercise, all in accordance with this Plan and the terms and conditions of the Option Agreement. The new Option shall be equal to the shares surrendered in connection with the exercise of the original Option (including any shares which may be withheld for taxes upon such exercise), shall be granted at Fair Market Value on the exercise date and shall not extend beyond the remaining term of the original Option.

          (bb) "Restricted Stock" means Stock granted under Article 7 that is subject to restrictions imposed by the Committee.

          (cc) "Restricted Stock Award" means an Award of Restricted Stock or a right to receive Restricted Stock that entitles a Participant to receive cash, Stock or a combination thereof based on the fulfillment of such conditions, restrictions and contingencies as the Committee shall determine.

          (dd) "Share" means a share of Stock.

          (ee) "Stock" means the common stock, $.01 par value, of the Company.

          (ff) "Stock Appreciation Right" means any of the various types of rights that may be granted under Article 9 of the Plan.

     2.2 Gender and Number. Except when otherwise indicated by the context, the masculine gender shall also include the feminine gender, and the definition of any term herein in the singular shall also include the plural.

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                                   ARTICLE 3

                              PLAN ADMINISTRATION

     3.1 Administration by Board or Committee. The Plan shall be administered by the Board unless and until the Board delegates administration to the Committee. If the Plan is administered by the Board, all references herein to the Committee shall be deemed to refer to the Board. In accordance with the provisions of the Plan, the Committee shall, in its sole discretion, and except as specifically set forth herein, select Participants to whom Awards will be granted from among the Employees, Directors and Consultants, the form of each Award, the amount of each Award and any other terms and conditions of each Award as the Committee may deem necessary or desirable and consistent with the terms of the Plan. The Committee shall determine the form or forms of the agreements with Participants that shall evidence the particular provisions, terms, conditions, rights and duties of the Company and the Participants with respect to Awards granted pursuant to the Plan, which provisions need not be identical except as may be provided herein.

     3.2 Rules and Regulations. The Committee may from time to time adopt such rules and regulations for carrying out the purposes of the Plan as it may deem proper and in the best interests of the Company.

     3.3 Power to Correct. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any agreement entered into hereunder in the manner and to the extent it shall deem expedient, and it shall be the sole and final judge of such expediency.

     3.4 No Liability for Good Faith Act. No member of the Committee shall be liable for any action or determination made in good faith, and all members of the Committee shall, in addition to their rights as Directors, be fully protected by the Company with respect to any such action, determination or interpretation.

     3.5 Interpretation and Construction. The determination, interpretations and other actions of the Committee pursuant to the provisions of the Plan shall be binding and conclusive for all purposes and on all persons. The Committee shall have the power to construe and interpret the Plan and the Awards granted under it. The Committee may exercise all powers and perform all acts that it deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the terms of the Plan.

     3.6 Abolishment of Committee. The Board may abolish or revoke the authority of the Committee at any time and revest in the Board the administration of the Plan.

                                   ARTICLE 4

                           STOCK SUBJECT TO THE PLAN

     4.1 Number of Shares. The maximum number of Shares that may be delivered to Participants and their beneficiaries under the Plan shall be equal to the sum of (a) 1,000,000, (b) any Shares available for future awards under any of the Prior Plans as of the Effective Date, and (c) any Shares that are represented by awards granted under any Prior Plan that are forfeited, expire or are canceled without the delivery of Shares or that result in the forfeiture of Shares back to the Company. In addition, any Shares granted under the Plan that are forfeited back to the Company because of the failure to meet an award contingency or condition, shall again be available for delivery pursuant to new Awards granted under the Plan. Any Shares covered by an Award (or portion of an Award) granted under the Plan that is forfeited or canceled, expires or is settled in
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cash, including the settlement of tax withholding obligations using Shares, shall be deemed not to have been delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Likewise if any Option is exercised by tendering Shares, either actually or by attestation, to the Company as full or partial payment in connection with the exercise of an Option under this Plan, only the number of Shares issued net of the Shares tendered shall be deemed delivered for purposes of determining the maximum number of Shares available for delivery under the Plan. Notwithstanding the forgoing, no more than 1,000,000 shares shall be cumulatively available for the grant of Incentive Stock Options under the Plan. No Participant shall be granted Awards to acquire or entitling the Participant to the appreciation in value of more than 500,000 shares in the aggregate in any three consecutive years. Up to one-third of the Shares authorized for issuance under the Plan may be granted as Restricted Stock Awards, and up to one-third of the Shares authorized for issuance under the Plan may be granted as Performance Shares. Stock deliverable under the Plan may be unissued Shares or reacquired Shares, bought on the market or otherwise. Notwithstanding any provision contained herein to the contrary, the foregoing limitations on the number of Shares available for issuance shall not be affected by outstanding grants of options or stock of any entities acquired by the Company.

     4.2 Adjustments for Stock Split, Stock Dividend, Etc. If the Company shall at any time increase or decrease the number of its outstanding Shares of Stock or change in any way the rights and privileges of such Shares by means of the payment of a stock dividend or any other distribution upon such Shares payable in Stock, or through a stock split, subdivision, consolidation, combination, reclassification or recapitalization involving the Stock, then in relation to the Stock that is affected by one or more of the above events, the numbers, rights and privileges of the following shall be increased, decreased or changed in like manner as if they had been issued and outstanding, fully paid and nonassessable at the time of such occurrence: (i) the shares of Stock as to which Awards may be granted under the Plan; (ii) the Shares of Stock then included in each Award granted hereunder; and (iii) the terms on which the Awards may be exercised.

     4.3 Adjustments for Corporate Transactions. The Committee may determine that a corporate transaction has affected the price per Share such that an adjustment or adjustments to outstanding Awards are required to preserve (or prevent enlargement of) the benefits or potential benefits intended at the times the Awards were granted. For this purpose a corporate transaction will include, but is not limited to, any extraordinary cash dividend, merger, split-up, spin-off or other similar occurrence. In the event of such a corporate transaction, the Committee may, in such manner as the Committee deems equitable, adjust (i) the number and kind of shares that may be delivered under the Plan pursuant to Section 4.1; (ii) the number and kind of Shares subject to outstanding Awards; and (iii) the exercise price of outstanding Awards.

     4.4 Dividend Payable in Stock of Another Corporation, Etc. If the Company shall at any time pay or make any dividend or other distribution upon the Stock payable in securities of another corporation or other property (except money or Stock), a proportionate part of such securities or other property shall be set aside for delivery to each Participant then holding an Award upon exercise or vesting thereof, as applicable. Prior to the time that any such securities or other property are delivered to a Participant in accordance with the foregoing, the Company shall be the owner of such securities or other property and shall have the right to vote the securities, receive any dividends payable on such securities, and in all other respects shall be treated as the owner. If securities or other property that have been set aside by the Company in accordance with this Section are not delivered to a Participant because an Award is not exercised or otherwise vested, then such securities

                                       A-5
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or other property shall remain the property of the Company and shall be dealt with by the Company as it shall determine in its sole discretion.

     4.5 Other Changes in Stock. In the event there shall be any change, other than as specified in Sections 4.2, 4.3 and 4.4, in the number or kind of outstanding shares of Stock or of any stock or other securities into which the Stock shall be changed or for which it shall have been exchanged, and if the Committee shall in its discretion determine that such change equitably requires an adjustment in the terms of the Award or in the number or kind of Shares subject to outstanding Awards or that have been reserved for issuance pursuant to the Plan but are not then subject to an Award, then such adjustments shall be made by the Committee and shall be effective for all purposes of the Plan and on each outstanding Award that involves the particular type of stock for which a change was effected.

     4.6 Rights to Subscribe. If the Company shall at any time grant to the holders of its Stock rights to subscribe pro rata for additional shares thereof or for any other securities of the Company or of any other corporation, there shall be reserved with respect to the Shares then subject to an Award held by any Participant of the particular class of Stock involved, the Stock or other securities that the Participant would have been entitled to subscribe for if, immediately prior to such grant, the Participant had exercised his entire Award, or otherwise had vested in his entire Award. If, upon exercise or vesting of any Award, the Participant subscribes for the additional Stock or other securities, the Participant shall pay to the Company the price that is payable by the Participant for such Stock or other securities.

     4.7 Change of Control Provisions. The Committee may, in its discretion, provide for adjustments to any Award in the event of a change of control, merger, acquisition or other corporate reorganization, including, but not limited to, the acceleration of the vesting of any Award.

     4.8 General Adjustment Rules. If any adjustment or substitution provided for in this Article 4 shall result in the creation of a fractional Share under any Award, the Company shall, in lieu of selling or otherwise issuing such fractional Share, pay to the Participant a cash sum in an amount equal to the product of such fraction multiplied by the Fair Market Value of a Share on the date the fractional Share would otherwise have been issued. In the case of any such substitution or adjustment affecting an Award, the total purchase price for the shares of Stock then subject to an Award shall remain unchanged but the purchase price per share under each such Award shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of Stock or other securities into which the Stock subject to the Award may have been changed.

     4.9 Determination by Committee, Etc. Adjustments under this Article 4 shall be made by the Committee, whose determinations with regard thereto shall be final and binding upon all parties thereto.

                                   ARTICLE 5

                                 PARTICIPATION

     Participants in the Plan shall be those Employees, Directors or Consultants who, in the judgment of the Committee, are performing, or during the term of their incentive arrangement will perform, important services in the management, operation and development of the Company, and significantly contribute, or are expected to significantly contribute, to the achievement of long-term corporate economic objectives. Participants may be granted from time to time one or more Awards; provided, however, that the grant of each such Award shall
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be separately approved by the Committee, and receipt of one such Award shall not result in automatic receipt of any other Award. Upon the grant of an Award, written notice shall be given to the Participant specifying the terms, conditions, rights and duties related thereto. Each Participant shall enter into an agreement with the Company, in such form as the Committee shall determine and which form shall be consistent with the provisions of the Plan, specifying the terms and conditions of the Award and the rights and duties of the Participant. Awards shall be deemed to be granted as of the date specified in the grant resolution of the Committee. In the event of any inconsistency between the provisions of the Plan and any such agreement entered into hereunder, the provisions of the Plan shall govern.

                                   ARTICLE 6

                                 STOCK OPTIONS

     6.1 Discretionary Grant of Options. A Participant may be granted one or more Options. The Committee in its sole discretion shall designate whether an Option is to be considered an Incentive Stock Option or a Non-Statutory Option. Incentive Stock Options may be granted only to Employees. The Committee may grant both an Incentive Stock Option and a Non-Statutory Option to the same Participant at the same time or at different times. Incentive Stock Options and Non-Statutory Options, whether granted at the same or different times, shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one Option affect the right to exercise any other Option or affect the number of Shares for which any other Option may be exercised. The exercise price of any Option shall be no less than the Fair Market Value of the Stock.

     6.2 Re-Load Options. Without in any way limiting the authority of the Committee to make or not to make grants of Options hereunder, the Committee shall have the authority (but not an obligation) to include as part of any Option Agreement a provision entitling the Optionee to a Re-Load Option. Any Re-Load Option shall be subject to the availability of sufficient shares under the Plan and shall be subject to such other terms and conditions as the Committee may determine in its discretion that are not inconsistent with the express provisions of the Plan regarding the terms of Options. Any such Re-Load Option shall be a Non-Statutory Option.

     6.3 Method of Payment. The Shares covered by an Option may be purchased by means of a cash payment or other such means as the Committee may from time to time permit, including, but not limited to, any one or any combination of the following:

          (a) Tendering (either actually or by attestation) Shares valued using the Fair Market Value at the time of exercise;

          (b) Authorizing a third party to sell Shares (or a sufficient portion thereof) acquired upon exercise of an Option and to remit to the Company a sufficient portion of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise;

          (c) Crediting towards the purchase price amounts from an individual's deferred compensation account balances, including accrued dividend equivalent balances; or

          (d) Obtaining a full-recourse loan from the Company.

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                                   ARTICLE 7

                                RESTRICTED STOCK

     7.1 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted one or more Restricted Stock Awards consisting of Shares or rights to receive Shares. The number of Shares granted as a Restricted Stock Award shall be determined by the Committee.

     7.2 Restrictions. A Participant's right to retain a Restricted Stock Award granted to him under Section 7.1 shall be subject to such restrictions, including but not limited to his continuous employment by the Company, for a restriction period specified by the Committee, or the attainment of specified performance goals and objectives, as may be established by the Committee with respect to such award. The Committee may in its sole discretion require different periods of employment or different performance goals and objectives with respect to different Participants, to different Restricted Stock Awards, or to separate designated portions of the Shares constituting a Restricted Stock Award.

     7.3 Purchase Price; Form of Consideration. The purchase price, if any, under each Restricted Stock Award shall be such amount as the Committee shall determine and designate in the agreement. The purchase price, if any, of Stock acquired pursuant to an agreement hereunder shall be paid in any form of legal consideration that may be acceptable to the Committee in its discretion. Notwithstanding the foregoing, the Committee may award Stock pursuant to a stock bonus agreement in consideration for past services actually rendered to the Company or for its benefit.

                                   ARTICLE 8

                    PERFORMANCE SHARES AND PERFORMANCE UNITS

     8.1 Awards Granted by Committee. Coincident with or following designation for participation in the Plan, a Participant may be granted Performance Shares or Performance Units.

     8.2 Amount of Award. The Committee shall establish a maximum amount of a Participant's Award, which amount shall be denominated in Shares in the case of Performance Shares or in dollars in the case of Performance Units. In no event, however, may a Participant receive payments with respect to Performance Units in excess of three million dollars in the aggregate in any three consecutive years.

     8.3 Amount of Award Payable. The Committee shall establish maximum and minimum performance targets to be achieved during the applicable Performance Cycle. Performance targets established by the Committee shall relate to corporate, group, business unit or individual performance and shall be established in terms of earnings, growth in earnings, profit returns or margins, revenues, costs, cash flow, funds from operations, portfolio value or shareholder returns. Multiple performance targets may be used and the components of multiple performance targets may be given the same or different weighting in determining the amount of an Award earned, and may relate to absolute performance or relative performance measured against other companies, groups, business units, indices, individuals or entities. Achievement of the maximum performance target shall entitle the Participant to payment (subject to Section 8.4) at the full or maximum amount specified with respect to the Award; provided, however, that notwithstanding any other provisions of

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this Plan, in the case of an Award of Performance Shares the Committee in its discretion may establish an upper limit on the amount payable (whether in cash or Stock) as a result of the achievement of the maximum performance target. The Committee may also establish that a portion of a full or maximum amount of a Participant's Award will be paid (subject to Section 8.4) for performance that exceeds the minimum performance target but falls below the maximum performance target applicable to such Award.

     8.4 Payments of Awards. Following the conclusion of each Performance Cycle, the Committee shall determine the extent to which performance targets have been attained, and the satisfaction of any other terms and conditions with respect to an Award relating to such Performance Cycle. The Committee shall determine what, if any, payment is due with respect to an Award and whether such payment shall be made in cash, Stock or some combination thereof. Payment shall be made in a lump sum or installments, as determined by the Committee, commencing as promptly as practicable following the end of the applicable Performance Cycle, subject to such terms and conditions and in such form as may be prescribed by the Committee.

                                   ARTICLE 9

                           STOCK APPRECIATION RIGHTS

     9.1 Awards Granted by Committee. The Committee shall have full power and authority, exercisable in its sole discretion, to grant Stock Appreciation Rights under the Plan to Employees, Directors or Consultants. The base price of any Stock Appreciation Right shall be no less than the Fair Market Value of the Stock unless used to substitute an outstanding in-the-money Option, in which case it shall be issued on terms equivalent to those of the Option.

     9.2 Types of Stock Appreciation Rights. Three types of Stock Appreciation Rights shall be authorized for issuance under the Plan in addition to, or appurtenant to, the grant of an Option, as the Committee shall determine:

          (a) Tandem Stock Appreciation Rights. Tandem Stock Appreciation Rights may be granted appurtenant to an Option, and shall, except as specifically set forth in this Article 9, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. Tandem Stock Appreciation Rights will require the holder to elect between the exercise of the underlying Option for Shares of Stock and the surrender, in whole or in part, of such Option for an appreciation distribution set forth in the Option Agreement.

          (b) Concurrent Stock Appreciation Rights. Concurrent Stock Appreciation Rights may be granted appurtenant to an Option and may apply to all or any portion of the Shares of Stock subject to an underlying Option and shall, except as specifically set forth in this Article 9, be subject to the same terms and conditions applicable to the particular Option grant to which it pertains. A Concurrent Stock Appreciation Right shall be exercised automatically at the same time the underlying Option is exercised with respect to the particular Shares of Stock to which the Concurrent Stock Appreciation Right pertains. The appreciation distribution payable on an exercised Concurrent Stock Appreciation Right shall be set forth in the Option Agreement.

          (c) Independent Stock Appreciation Rights. Independent Stock Appreciation Rights may be granted independently of any Option. Independent Stock Appreciation Rights shall be denominated in
                                       A-9
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     Share equivalents. The appreciation distribution payable on the exercised
     Independent Stock Appreciation Right shall be set forth in a written agreement between the Company and the Participant.

                                   ARTICLE 10

                    AWARDS UNDER OTHER PLANS OF THE COMPANY

     In its discretion, the Committee may make an Award of Stock as an alternative to or replacement of an existing Award or as the form of payment for grants, rights or other compensation earned or due under other compensation plans or arrangements of the Company.

                                   ARTICLE 11

                    DIVIDEND AND DIVIDEND EQUIVALENT RIGHTS

     Any grant of an Award may provide for the payment to the Participant of dividends or dividend equivalents thereon in cash or Shares on a current, deferred or contingent basis, or the Committee may provide that any dividend equivalents shall be credited against the purchase price, if any, relating to the Award. Any grant of dividend or dividend equivalent rights may be subject to such conditions, restrictions and contingencies as the Committee shall establish; provided that payments of dividends and dividend equivalent rights shall be subject to, and shall count towards, the limitations on the maximum amounts of Awards that may be granted in any consecutive three-year period as set forth in Sections 4.1 and 8.2.

                                   ARTICLE 12

                             STOCKHOLDER PRIVILEGES

     No Participant shall have any rights as a stockholder with respect to any Shares covered by an Award until the Participant becomes the holder of record of such Stock, and no adjustments shall be made for dividends or other distributions or other rights as to which there is a record date preceding the date such Participant becomes the holder of record of such Stock, except as provided in Article 11.

                                   ARTICLE 13

                              RIGHTS OF EMPLOYEES

     Nothing contained in the Plan or in any Award granted under the Plan shall confer upon any Participant any right with respect to the continuation of his or her employment by the Company or tenure as a Director of the Company, or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant from the rate in existence at the time of the grant of an Award. Whether an authorized leave of absence, or absence in military or government service, shall constitute a termination of employment shall be determined by the Committee at the time. Nothing in this Plan shall interfere in any way with the right of the stockholders of the Company to remove a Participant Director from the Board pursuant to the Delaware General Corporation Law and the Company's Certificate of Incorporation and Bylaws.
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                                   ARTICLE 14

                              GENERAL RESTRICTIONS

     14.1 Investment Representations. The Company may require any person to whom an Award is granted, as a condition of exercising or receiving the Award, to give written assurances in substance and form satisfactory to the Company and its counsel to the effect that such person is acquiring the Stock subject to the Award for his own account for investment and not with any present intention of selling or otherwise distributing the same, and to such other effects as the Company deems necessary or appropriate in order to comply with federal and applicable state securities laws. Legends evidencing such restrictions may be placed on the certificates evidencing the Stock underlying the Award.

     14.2 Compliance with Securities Laws. Each Award shall be subject to the requirement that, if at any time counsel to the Company shall determine that the listing, registration or qualification of the Shares subject to such Award upon any securities exchange or under any state or federal law, or the consent or approval of any governmental or regulatory body or the stockholders of the Company, is necessary as a condition of, or in connection with, the issuance or purchase of Shares thereunder, such Award may not be accepted or exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained on conditions acceptable to the Committee. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification.

                                   ARTICLE 15

                            OTHER EMPLOYEE BENEFITS

     The amount of any compensation deemed to be received by a Participant as a result of the exercise, grant or vesting of any Award shall not constitute "earnings" with respect to which any other employee benefits of such employee are determined, including without limitation benefits under any pension, profit sharing, life insurance or salary continuation plan.

                                   ARTICLE 16

                  PLAN AMENDMENT, MODIFICATION AND TERMINATION

     16.1 Termination and Amendment. The Board may at any time terminate, and from time-to-time may amend or modify, the Plan. Each such amendment or modification shall become effective without approval of the amendment or modification by the stockholders of the Company unless and except if stockholder approval of the amendment or modification is required by any applicable listing, statutory or regulatory requirements.

     16.2 Effect of Termination and Amendment on Awards. No amendment, modification or termination of the Plan shall in any manner adversely affect any Awards theretofore granted under the Plan, without the consent of the Participant holding such Awards.

     16.3 Other Amendments. The Board may in its sole discretion submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 162(m) of the Code and the regulations promulgated thereunder regarding the

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

exclusion of performance-based compensation from the limit on corporate deductibility of compensation paid to certain executive officers. The Board shall have authority to amend the Plan to take into account changes in law and tax and accounting rules, as well as other developments, and to grant Awards that qualify for beneficial treatment under such rules, without stockholder approval. Notwithstanding anything in the Plan to the contrary, if any right under this Plan would cause a transaction to be ineligible for pooling of interest accounting that would, but for such right, be eligible for such accounting treatment, the Committee may modify or adjust such right so that pooling of interest accounting is available. The Board, in its sole discretion, may amend the Plan to redefine the Committee should there be a change in the law or listing requirement that redefines the qualifications of an Eligible Director or that otherwise modifies or eliminates requirements for the use of Eligible Directors in making grants under the type of equity plan represented by the Plan.

     16.4 Amendment to Awards. The Board at any time, and from time to time, may amend the terms of any one or more Award; provided, however, that the rights and obligations under any Award shall not be impaired by any such amendment unless (i) the Company requests the consent of the person to whom the Award was granted and (ii) such person consents in writing.

                                   ARTICLE 17

                                  WITHHOLDING

     The Company's obligations to deliver Shares upon the exercise or vesting of any Award, shall be subject to the Participant's satisfaction of all applicable federal, state and local income and other tax withholding requirements. The Committee may, in its sole discretion, grant the Participant an election to pay all such amounts of tax withholding, or any part thereof, by electing to transfer to the Company, or to have the Company withhold from Shares otherwise issuable to the Participant, Shares having a value equal to the amount required to be withheld or such lesser amount as may be elected by the Participant. In no event shall Shares withheld on the exercise of an Option exceed the minimum statutory withholding rates.

                                   ARTICLE 18

                             BROKERAGE ARRANGEMENTS

     The Committee, in its discretion, may enter into arrangements with one or more banks, brokers or other financial institutions to facilitate the disposition of shares acquired upon exercise of Options, including, without limitation, arrangements for the simultaneous exercise of Options and sale of the Shares acquired upon such exercise.

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                                   ARTICLE 19

                           NONEXCLUSIVITY OF THE PLAN

     Neither the adoption of the Plan by the Board nor the submission of the Plan to stockholders of the Company for approval shall be construed as creating any limitations on the power or authority of the Board to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Board may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, that the Company or any Affiliated Company now has lawfully put into effect, including, without limitation, any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term incentives.

                                   ARTICLE 20

                              REQUIREMENTS OF LAW

     20.1 Requirements of Law. The issuance of Stock and the payment of cash pursuant to the Plan shall be subject to all applicable laws, rules and regulations.

     20.2 Federal Securities Law Requirements. If a Participant is an executive officer or director of the Company within the meaning of Section 16 of the Exchange Act, Awards granted hereunder shall be subject to all conditions required under Rule 16b-3, or any successor rule promulgated under the Exchange Act, to qualify the Award for any exception to or exemption from the provisions of Section 16(b) of the Exchange Act available under that rule. Such conditions are hereby incorporated herein by reference and shall be set forth in the agreement with the Participant that describes the Award.

     20.3 Governing Law. The Plan and all agreements hereunder shall be construed in accordance with and governed by the laws of the State of Delaware.

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

                                   ARTICLE 21

                              DURATION OF THE PLAN

     The Plan shall terminate at such time as may be determined by the Board of Directors, and no Award shall be granted after such termination. If not sooner terminated under the preceding sentence, the Plan shall fully cease and expire at midnight on June 11, 2009, such date being the day prior to the tenth anniversary of the Effective Date. Awards outstanding at the time of the Plan termination may continue to be exercised or earned in accordance with their terms. The Board reserves the right to suspend the Plan at any time.

                                            AMERICAN HEALTH PROPERTIES, INC.

                                            By    /s/ Joseph P. Sullivan
                                             -----------------------------------
                                             Its President and Chief Executive
                                               Officer

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